FAT Brands Completes Acquisition of Elevation Burger

6/20/2019

Rapidly Growing West Coast Franchisor Adds Better-for-You Burger Joint to its Portfolio of Esteemed Brands

LOS ANGELES--(BUSINESS WIRE)-- FAT(Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) ("FAT Brands" or the "Company") announced that it has successfully completed the acquisition of Elevation Burger for $10 million which was funded through a combination of sellers' notes and cash. With the acquisition of Elevation Burger, FAT Brands now franchises more than 400 restaurants around the world with annual system-wide sales exceeding $400 million.

Elevation Burger was originally conceived in 2002 by Hans Hess as a healthier burger offering. Delivering authentic, sustainably prepared food, Elevation Burger offers grass-fed, free-range options that are better for consumers and for the environment. Elevation Burger franchises 44 locations across the U.S. and internationally. Utilizing FAT Brands' vast expertise and resources, the acquisition is set to propel Elevation's forthcoming expansion, both globally and domestically.

"Elevation Burger's slogan 'Ingredients Matter' aligns well with FAT Brands' commitment in providing guests with fresh, authentic, tasty food," said Andy Wiederhorn, President and CEO of FAT Brands. "We are thrilled to partner with the brand in this next chapter as they expand domestically and internationally and offer more consumers their organic, free-range, grass-fed offerings."

For more information, please visit www.fatbrands.com.

Fresh. Authentic. Tasty. Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns seven

restaurant brands, Fatburger, Buffalo's Cafe, Buffalo's Express, Hurricane Grill & Wings, Yalla Mediterranean and Ponderosa and Bonanza Steakhouses, that have approximately 335 locations open and 200 under development in 32 countries.

About Elevation Burger

Elevation Burger was originally conceived in 2002 by founder Hans Hess, who set out to create a healthier burger with a great taste on par with those he was accustomed to having on the West Coast. Hans determined that organic, grass-fed beef was the key to a burger that truly stands apart from the rest in terms of taste, quality and sustainability. The brand's slogan, "Ingredients Matter™," is a reflection of Elevation Burger's focus on offering quality food products that make a difference both to guests and the environment. Elevation Burger is committed to offering an exceptionally flavorful, nutritionally superior product through ingredients such as 100 percent USDA-certified organic, grass-fed, free-range beef that is ground on premise and fresh-cut fries cooked in heart-healthy olive oil. For more information, visit Elevation Burger online at **http://www.elevationburger.com**, on Facebook at **http://www.facebook.com/ElevationBurger**, on Twitter @ElevationBurger or on Instagram @elevationburger.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial performance and growth of FAT Brands and Hurricane, the Company's ability to successfully integrate Hurricane and exploit the synergies of the acquisition, the Company's ability to conduct future accretive acquisitions and achieve new store growth, and Hurricane's ability to leverage FAT Brands' expertise and infrastructure. Forward-looking statements generally use words such as "will," "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "plans," "forecast," and similar expressions, and reflect the Company's expectations concerning the future. It is possible that the Company's future results may differ materially from its current expectations or those expressed or implied in these forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, including our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of the risks and uncertainties that could cause our actual results to differ materially from our current expectations or forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

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Media Relations:
Konnect Agency
Liz Duggan / Rebecca Campbell

eduggan@konnectagency.com
rcampbell@konnectagency.com
213-225-4422

Investor Relations:
ICR
Alexis Tessier
IR-FATBrands@icrinc.com
203-682-8286

PCG Advisory Group
Vivian Cervantes
vivian@pcgadvisory.com
646-863-6274

Source: FAT Brands Inc.